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                                                    EXHIBIT 10(I)


                        AMENDMENT NO. 1

                              TO

                     EMPLOYMENT AGREEMENT



DATED:    August 1, 1994

BETWEEN:  FRED MEYER, INC.
          3800 SE 22nd Avenue
          Portland, OR  97242                         "Company"

AND:      ROBERT G. MILLER
          4375 South Shore Boulevard
          Lake Oswego, OR  97035                     "Employee"


          The Employment Agreement between the parties dated
August 27, 1991 is amended as follows (references are to existing paragraph numbers):

     1.   Long Term Disability Benefits.

          In 3.7, the following is inserted after the first sentence:

          This benefit is in addition to benefits
          under any group plan purchased by the
          Employee.

     2.  Retiree Medical Benefits.

          A new 3.8 (to be renumbered as 3.5) is added as follows:

               3.8  Retiree Medical Benefits.  After
          termination of Employee's employment for any reason after reaching age 55, the Company will pay Employee or his present spouse if she survives him, as applicable, a medical supplement to the extent determined as follows:

                    (a)  The supplement shall
               compensate for the premium value to
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               Employee of medical coverage
               comparable to that provided under
               the Company's program applicable
               to retirees generally (the Fred
               Meyer Plan) during any period in
               which the following applies:

                         (1)  Neither Employee
                    nor his   surviving spouse
                    is eligible for coverage
                    under the Fred Meyer Plan.

                         (2)  Neither Employee
                    nor his surviving spouse is
                    eligible under a plan of a
                    successor employer for
                    medical benefits that are
                    reasonably comparable to
                    benefits under the Fred
                    Meyer Plan.

                         (3)  Employee is at
                    least 55 years old.

                    (b)  The supplement shall not
               exceed the smallest of the following
               amounts, as applicable, reduced by the
               employee cost applicable at the time
               under the Fred Meyer Plan (references
               to Employee shall include his present
               spouse):

                         (1)  The cost of COBRA
                    continuation coverage
                    available from the Company
                    that Employee could have
                    received by timely election.

                         (2)  The cost to
                    Employee for coverage if
                    Employee had timely
                    exercised all available
                    conversion rights under the
                    Company's medical program
                    for active employees.

                         (3)  The cost to
                    Employee of the coverage
                    actually in effect for
                    Employee from time to time
                    to the extent the coverage
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                    is reasonably comparable to
                    coverage under the Fred
                    Meyer Plan at the time.

                    (c)  The supplement shall be paid
               only with respect to benefits Employee
               would have received under the Fred
               Meyer Plan if Employee had terminated
               when eligible under that Plan.

                    (d)  The supplement shall be paid
               in cash to Employee or his surviving
               spouse or, at the Company's election,
               by direct payment of the appropriate
               portion of the cost of coverage.  The
               amount paid shall constitute
               compensation income to Employee or his
               surviving spouse, shall be reported on
               IRS form W-2 and any applicable state
               form, and shall be subject to all
               applicable state and federal
               withholding as non-qualified deferred
               compensation.


     3.   Severance.

          In 4.1, everything after "payment of" is deleted through "one year" and replaced with "two years" and "in either case" is deleted, so the paragraph reads as follows:

               4.1  In the event Employee is
          terminated by the Company for any reason other than for "cause," death or permanent disability, Employee shall be entitled to payment of two years of compensation at Employee's last determined salary (payable on the Company's normal payroll dates and without interest).

     4.   Revision in Retirement and Death Benefits.

          Delete all of 5 and insert the following:


          5.  Pension and Benefits.

               5.1  Normal Retirement Benefit.
          Employee's normal retirement benefit shall be a pension starting at the end of the first month after age 62 and continuing for

          Employee's life equal to $10,805 per month.
          The benefit shall be reduced by 5 percent for each year by which Employee's total completed years of employment is less than 14, as shown on the following Schedule:

                        Accrued Benefit


Completed Years          Employment          Pension Amount
 of Employment            Year End           per month at 62

      2                   8/31/93               $ 4,322
      3                   8/31/94                 4,862
      4                   8/31/95                 5,402
      5                   8/31/96                 5,943
      6                   8/31/97                 6,483
      7                   8/31/98                 7,023
      8                   8/31/99                 7,564
      9                   8/31/00                 8,104
     10                   8/31/01                 8,644
     11                   8/31/02                 9,184
     12                   8/31/03                 9,724
     13                   8/31/04                10,265
     14                   8/31/05                10,805


               5.2  Early Retirement Benefit.  If
          employment is terminated by Employee or
          Company for any reason before normal
          retirement date, Employee may elect to
          receive the accrued normal retirement
          benefit starting at the end of any month after age 55. If benefits start before the end of the first month after age 62, the amount from the Schedule in 5.1 shall be reduced 5/12 of one percent for each month by which the benefit starts early.

               5.3  Spouse's Death Benefit.  If
          Employee dies leaving a surviving spouse to whom he is now married, the spouse shall receive a monthly pension for her life as follows:

                    (a)  If Employee had retired
               and was receiving benefits or
               dies during the first month for
               which benefits were to be paid,
               one half of Employee's monthly
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               benefit shall continue to the
               spouse.

                    (b)  If (a) does not apply,
               the spouse may elect to start a
               benefit as of the end of any
               month after the later of the date
               of death or the date Employee
               would have reached age 55.  The
               benefit shall be one half of the
               amount Employee would have
               received if he had terminated
               just before death and elected to
               start benefits at the date
               benefits start to the spouse.

               5.4  Additional Benefit.  Retirement
          and Spouse's death benefit under 5.1
          through 5.3 shall be in addition to and
          shall not reduce or be reduced by any
          benefits under the Supplemental Income
          Plan, the Excess Deferral Plan, the Profit
          Sharing Plan or any other plan maintained by the Company or an affiliate.


     5.   Provisions No Longer Needed.

          The following provisions that related to prior years are no longer needed and are deleted or changed, with conforming changes in numbering of paragraphs:

          Employment.

          In 2, the second and third sentences are deleted.

          Salary.

          In 3.1, "Compensation Committee of the" is inserted before "Board of Directors".

          Bonus.

          In 3.2, the second sentence is deleted and "1992" is changed to "1994" in the following sentence.

          Purchase of Shares, Stock Bonus, Stock Options.

          All of 3.3, 3.4 and 3.5 are deleted.

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          Insurance/Profit Sharing

          In 3.6, the last sentence is deleted.

          Moving Expenses.

          All of 6.2 is deleted.

          Automobile.

          In 6.4, the last two sentences are deleted.

          Vacation.

          In 6.3, "four weeks" is changed to "five weeks".

     6.   Effective Date.

          This Amendment shall be effective August 1, 1994.


                                   FRED MEYER, INC.


                                   By ROGER A. COOKE
                                      Roger A. Cooke

                                   Executed:  July 14, 1994


                                   ROBERT G. MILLER
                                   Robert G. Miller

                                   Executed: July 18, 1994